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                                                                 Exhibit 10-J(7)

                              EMPLOYMENT AGREEMENT


                                     BETWEEN


                                DANA CORPORATION


                                       AND


                                LARRY W. MCCURDY


                              DATED AUGUST 31, 1999




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                                TABLE OF CONTENTS

SECTION                                                                     PAGE

Introduction..................................................................1

1.  Employment and Term.......................................................1

2.  Position and Duties of the Executive......................................2
    (a)      Position.........................................................2
    (b)      Duties...........................................................2
    (c)      Location of Office...............................................3

3.  Compensation..............................................................3
    (a)      Salary...........................................................3
    (b)      Additional Compensation..........................................3
    (c)      Incentive, Stock, Savings and Retirement Plans...................4
    (d)      Welfare Benefit Plans............................................4
    (e)      Expenses.........................................................4
    (f)      Fringe Benefits..................................................5
    (g)      Office and Support Staff.........................................5
    (h)      Vacation and Other Absences......................................5
    (i)      Supplemental Payment.............................................5
    (j)      Retainer.........................................................5

4.  Termination of Employment.................................................5
    (a)      Death or Disability..............................................5
    (b)      Cause............................................................6
    (c)      Good Reason......................................................7
    (d)      Notice of Termination............................................8
    (e)      Date of Termination..............................................8
    (f)      Employment Period................................................8

5.  Obligations of the Corporation Upon Termination...........................9
    (a)      Termination for Good Reason or Other Than for Cause..............9
    (b)      Termination for Cause; Other Than for Good Reason...............10
    (c)      Termination Upon Death or Disability............................10
    (d)      Expiration of Scheduled Employment Period.......................11
    (e)      Resolution of Disputes..........................................11

6.  Non-exclusivity of Rights................................................11

7.  Full Settlement..........................................................11

8.  Change of Control Payments...............................................12

9.  Confidential Information.................................................14

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SECTION                                                                     PAGE

10. Competition; Solicitation; Disparagement.................................15

11. Successors...............................................................16

12. Certain Definitions......................................................17
    (a)      Beneficiary.....................................................17
    (b)      Change of Control...............................................17
    (c)      Change of Control Date..........................................18

13. Amendment or Modification; Waiver........................................18

14. Miscellaneous............................................................18

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                                  DEFINED TERMS

   DEFINED TERMS A                              SECTION                   PAGE
   ---------------                              -------                   ----

   Accounting Firm                              8(c)                      12
   Accrued Obligations                          5(a)(i)                   9
   ACP                                          3(b)                      3
   Acquisition                                  Introduction              1
   Affiliate                                    2(a)                      2
   Agreement                                    Introduction              1
   Annual Base Salary                           3(a)                      3
   Annual Bonus                                 3(b)                      3

   Beneficial Owner                             12(b)                     18
   Beneficiary                                  12(a)                     17
   Board                                        3(a)                      3

   Cause                                        4(b)                      6
   Change of Control                            12(b)                     16
   Change of Control Date                       12(c)                     19
   Code                                         8(b)                      12
   Committee                                    3(a)                      3
   Competitor                                   10(a)                     15
   Competition                                  10(b)                     15
   control, controls, controlled                2(a)                      2
   Corporation                                  Introduction              1
                                                9(a)                      14
                                                11(b)                     16
                                                14(e)                     19

   Dana Options                                 3(c)                      4
   Date of Termination                          4(e)                      8
   Deferred Compensation                        10(d)                     17
   Disability                                   4(a)(ii)                  6
   Disability Effective Date                    4(a)(ii)                  6
   Disparagement                                10(b)                     16

   Echlin                                       Introduction              1
   Echlin Options                               3(c)                      4
   Echlin Option Plan                           3(c)                      4
   Echlin Severance Plan                        Introduction              1
   Employment Period                            1(a)                      1
   Exchange Act                                 12(b)                     18

----------------
A Each listed term is intended to include both the singular and plural form of the term.

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   DEFINED TERMS                               SECTION                   PAGE
   -------------                               -------                   ----


   Excise Tax                                  8(b)                      12
   Executive                                   Introduction              1

   Good Reason                                 4(c)                      7
   Gross-Up Payment                            8(b)                      12

   1997 PUP Award                              3(c)                      4

   Notice of Termination                       4(d)                      8

   Option Plan                                 3(c)                      4
   Other Benefits                              5(a)(iv)                  10

   Payment                                     8(b)                      12
   Person                                      12(b)                     17
   Prior Agreement                             Introduction              1
   PUP                                         3(c)                      4

   Restricted Stock Agreement                  3(c)                      4
   Restricted Stock Plan                       3(c)                      4

   Short-Term Award                            3(b)                      3
   Subsidiary                                  2(a)                      2
   Supplemental Payment                        3(i)                      5

   Transition Period                           1(a)                      1

   Underpayment                                8(c)                      13
   Welfare Benefits                            3(d)                      4


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                 EMPLOYMENT AGREEMENT (the "Agreement") made and entered into as of this 31st day of August, 1999, by and between DANA CORPORATION, a Virginia corporation whose principal place of business is located at 4500 Dorr Street, Toledo, Ohio (the "Corporation"), and Larry W. McCurdy (the "Executive");

                 WHEREAS, Echlin Inc., a Connecticut corporation ("Echlin"), became a wholly-owned subsidiary of the Corporation pursuant to the Agreement and Plan of Merger by and among the Corporation, Echo Acquisition Corp.
and Echlin, dated May 3, 1998 (the "Acquisition"); and

                 WHEREAS, prior to the Acquisition, Executive was a principal executive officer of Echlin; and

                 WHEREAS, the Corporation wishes to assure itself of the continuing services of the Executive and to assure the Executive of continued employment during the period of employment hereunder; and

                 WHEREAS, the Executive is willing to commit himself to remain in the employ of the Corporation during such period on terms and conditions substantially similar to those on which other senior executive officers of the Corporation are employed, and to forego opportunities elsewhere during such period; and

                 WHEREAS, the Executive was a participant in the Echlin Change in Control Severance Policy (the "Echlin Severance Plan"); and

                 WHEREAS, the Executive and Echlin entered into a Severance and Indemnification Agreement dated as of April 23, 1998, as amended from time to time thereafter (the "Prior Agreement") which amended and replaced the Executive's rights under the Echlin Severance Plan; and

                 WHEREAS, the parties wish to supersede and replace the Prior Agreement in its entirety;

                 NOW, THEREFORE, IN CONSIDERATION of the mutual promises, covenants and agreements set forth below, it is hereby agreed as follows:

1. Employment and Term.
   --------------------

                 (a) The Corporation agrees to employ the Executive, and the Executive agrees to be employed by the Corporation, in accordance with the terms and provisions of this Agreement, for the period set forth below (the "Employment Period"). In addition, the Executive agrees to provide consulting services for the Corporation, for the period set forth below (the "Transition Period").

                 (b) The Employment Period under this Agreement shall commence as of July 9, 1998, and shall continue, subject only to the provisions of
Section 4 below relating to termination of employment, until the close of business on July 16, 2000. The Transition Period shall commence as of July 17, 2000, and shall continue until the close of business on August 31,

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2000. At the end of the Transition Period, the Executive and the Corporation may
consider extending the Transition Period under such conditions as are mutually agreeable; PROVIDED, HOWEVER, that the Corporation shall not be required to extend the Transition Period.

                 (c) The Executive will not be required to provide consulting services during the Transition Period at any particular time or location, and he may provide those services by telephone or facsimile, or by any other means reasonably agreeable to both parties. During the Transition Period, the Corporation shall not control the instrumentalities, details, or means by which the Executive achieves the results for which he is retained under this Agreement. It is expected that during the Transition Period the Executive will provide only advisory and consulting services, and, consequently, he will not be subject to the supervision or control of the Corporation. The Executive shall choose the time and manner for performing the consulting services according to his own routines and schedules, except as provided in Section 2(b). During the Transition Period, the Executive shall set his own hours of work, and there shall be no obligation by the Executive to submit reports relating to the method in which consulting services are rendered under this Agreement. It is understood and agreed that during the Transition Period the Executive is not, and shall not be deemed to be, an agent, employee, or servant of the Corporation (or its Subsidiaries or Affiliates) and will be engaged only in an independent contractor and consultant capacity, and will have no power or authority to act, bind, or make commitments on behalf of the Corporation (or its Subsidiaries or Affiliates) without the prior written authority of the Corporation. As an independent contractor, no tax or other deductions shall be made by the Corporation from the Executive's consulting fees, and the Executive assumes all employment tax obligations in connection with same.

2. Position and Duties of the Executive.
   -------------------------------------

                 (a) POSITION. The office(s), title(s), reporting responsibility, duties and responsibilities of the Executive during the Employment Period and Transition Period shall be summarized in Exhibit A to this Agreement.

                 During the Employment Period the Executive shall, without compensation other than that herein provided, also serve, if and when elected, as director of any Subsidiary, division or Affiliate of the Corporation.

                 For all purposes of this Agreement, (i) a "Subsidiary" shall mean a corporation or other entity, of which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Corporation, and (ii) an "Affiliate" shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. For the purpose of this definition, the terms "control," "controls" and "controlled" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

                 (b) DUTIES. Throughout the Employment Period the Executive shall devote his full time and undivided attention during normal business hours to the business and affairs of

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the Corporation except for reasonable vacations and except for illness or incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for:

                  (i) serving as a director or member of a committee or any organization involving no conflict of interest with the interests of the Corporation;

                  (ii) delivering lectures, fulfilling speaking engagements, teaching at educational institutions;

                  (iii) engaging in charitable and community activities; and

                  (iv) managing his personal investments;

provided that such activities do not interfere with the regular performance of his duties and responsibilities under this Agreement. During the Transition Period, the Executive shall devote such time to the performance of his duties as may be mutually agreed with the President of the Corporation.

                 (c) LOCATION OF OFFICE. During the Employment Period, the office of the Executive shall be located in, or within 35 miles of, Branford, Connecticut, and the Executive shall not be required to locate his office elsewhere without his prior written consent. During the Transition Period, the Executive may perform his services at such location, or at another mutually agreeable location.

3. Compensation.
   -------------

                 During the Employment Period, the Executive shall receive the following compensation for his services:

                 (a) SALARY. The Executive shall be paid an annual base salary during the Employment Period payable not less often than monthly, at the rate of not less than $57,833 per month with such increases as shall be awarded from time to time at the discretion of the Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board") (the "Annual Base Salary").

                 (b) ADDITIONAL COMPENSATION. Commencing January 1, 1999 and for the remainder of the Employment Period, the Executive shall be eligible to receive annual short-term incentive awards or bonuses (such award or bonus described in this Section 3(b) is hereinafter referred to as "Short-Term Award" or "Annual Bonus") from the Dana Corporation Additional Compensation Plan, and from any successor or replacement plan (the Dana Corporation Additional Compensation Plan and such successor or replacement plans being referred to herein collectively as the "ACP"), in accordance with the terms thereof. Each Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the receipt of such Annual Bonus is deferred in accordance with the terms of the ACP, or a separate deferred compensation agreement. For the period from January 1, 2000 through July 16, 2000, the Executive shall be eligible to earn a pro rata bonus pursuant to the terms of the ACP based upon the performance results for the Corporation's fiscal year beginning January 1, 2000, which amount shall be payable following

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the end of such fiscal year under this Agreement if such pro rata bonus is not payable under the ACP.

                 (c) INCENTIVE, STOCK, SAVINGS AND RETIREMENT PLANS. Commencing October 1, 1998, during the Employment Period, the Executive shall be a participant in the Dana Corporation 1997 Stock Option Plan (the "Option Plan") and shall receive annual grants of stock options in amounts commensurate with Executive's position and, commencing on the date hereof, the Executive shall be eligible to participate during the Employment Period in any and all other incentive, stock, savings and retirement plans, practices or policies generally provided to similarly-situated executives of the Corporation; PROVIDED, THAT, the Executive shall not be eligible to receive benefits from a plan, policy or arrangement of the Corporation to the extent the Executive receives or is receiving a similar benefit pursuant to a plan, policy or arrangement of Echlin. The Executive agrees that he will not commence receiving any benefits from any retirement or savings plan of the Corporation or Echlin until August 31, 2000. On or about the date of the execution of this Agreement, the Executive shall receive a grant of 11,000 shares of restricted stock of the Corporation pursuant to the 1999 Restricted Stock Plan (the "Restricted Stock Plan"), which shares shall vest in accordance with the terms of the Restricted Stock Agreement entered into between the Corporation and the Executive, dated August 11, 1999 (the "Restricted Stock Agreement"). With respect to all options granted to the Executive under the Option Plan (the "Dana Options") or granted to the Executive under the Echlin Inc., 1992 Stock Option Plan, as amended and restated as of April 23, 1998 (the "Echlin Options" and the "Echlin Option Plan"), the Corporation shall vest all Dana Options and Echlin Options and permit the Executive to be treated as having terminated employment as a result of retirement pursuant to Section 10(b) of the Option Plan or Section 8(g) of the Echlin Option Plan, as applicable, upon the end of the scheduled Employment Period; PROVIDED, that, the Executive has remained employed by the Corporation through such date. The Executive's award granted under the Echlin Inc. Performance Unit Plan, amended and restated as of April 23, 1998 (the "PUP"), on September 1, 1997 (the "1997 PUP Award"), shall vest in accordance with the terms of the PUP; PROVIDED, HOWEVER, that (1) in the event of a termination of the Executive's employment before July 16, 2000 by the Corporation without Cause or by the Executive for Good Reason, the 1997 PUP Award shall be vested on a pro rata basis through July 16, 2000 and (2) in the event of a termination of the Executive's employment before July 16, 2000 by the Company for Cause or by the Executive without Good Reason, the 1997 PUP Award shall be forfeited.

                 (d) WELFARE BENEFIT PLANS. During the Employment Period, the Executive will be eligible to participate in the welfare benefit plans, policies and arrangements generally provided to similarly-situated executives of the Corporation (the "Welfare Benefits"); PROVIDED, THAT, the Executive shall not be eligible to receive benefits from a plan, policy or arrangement of the Corporation to the extent the Executive receives or is receiving a similar benefit pursuant to a plan, policy or arrangement of Echlin, and the Executive hereby agrees that the Supplemental Payment (as defined in Section 3(i) below) shall act as an offset to any amounts otherwise due to the Executive under any severance plan or policy of the Corporation or Echlin.

                 (e) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the polices, practices and procedures of the Corporation from time to time in effect, on a basis comparable to that of similarly-situated executives of the Corporation. During

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the Transition Period, the Corporation shall continue to provide the Executive with the same level of expense reimbursement; PROVIDED, that that such expense reimbursement shall be adjusted in the event the Corporation's expense reimbursement policies, practices and procedures are adjusted from time to time.

                 (f) FRINGE BENEFITS. During the Employment Period, the Executive shall be entitled to fringe benefits, in accordance with the plans, practices, programs and policies of the Corporation from time to time in effect, on a basis comparable to similarly-situated executives of the Corporation.

                 (g) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, comparable to those received by other similarly-situated executives of the Corporation. Such level of office(s) and furnishings and other appointments shall be continued during the Transition Period.

                 (h) VACATION AND OTHER ABSENCES. During the Employment Period, the Executive shall be entitled to paid vacation and such other paid absences whether for holidays, illness, personal time or any similar purposes, in accordance with the plans, policies, programs and practices of the Corporation in effect from time to time, comparable to those received by similarly-situated executives of the Corporation.

                 (i) SUPPLEMENTAL PAYMENT. The Corporation shall pay the Supplemental Payment (as defined below) to the Executive (A) if the Executive's employment terminates before July 16, 2000, not later than 30 days after the Date of Termination or (B) if the Executive continues to perform services as an employee through July 16, 2000, not later than October 1, 2000. The Supplemental Payment means (A) the amount set forth on Exhibit B, plus (B) interest at the two-year Treasury rate as specified in the Federal Reserve Statistical Release
H.15 on August 13, 1999 (5.71 percent per annum), as accrued from August 1, 1999 through the date of payment. Notwithstanding the foregoing, the Executive shall not be entitled to the Supplemental Payment in the event of a termination of the Executive's employment by the Corporation prior to July 16, 2000 for Cause (other than for Cause which is solely as a result of (A) the Executive's material breach of Section 2(b) hereof and/or (B) Disparagement, which breach does not otherwise result in any other provision of the Cause definition being triggered).

                 (j) RETAINER. The Corporation shall pay the Executive a retainer of $10,000 on July 16, 2000 in consideration for the services to be provided by the Executive to the Corporation during the Transition Period; provided that the Executive remains employed with the Corporation through July 16, 2000.

4. Termination of Employment.
   --------------------------

                 (a) DEATH OR DISABILITY.

                 (i) The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

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                 (ii) If the Corporation determines in good faith that the
Disability (as defined below) of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 14(b) below of its intention to terminate the Executive's employment. In such event, the Employment Period shall terminate effective on the 30th day after receipt of such notice to the Executive (the "Disability Effective Date"), PROVIDED, that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties as an employee. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Corporation on a full-time basis as an employee for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                 (b) CAUSE. The Corporation may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, the termination of the Executive's employment shall be deemed to have been for "Cause" only

                      (i) if termination of his employment shall have been the result of his conviction of, or plea of guilty or nolo contendere to, the charge of having committed a felony which conviction has, or is reasonably likely to have, material effect on the Corporation or its business or reputation, as determined by the Board in its sole discretion (whether or not such conviction is later reversed for any reason), or

                      (ii) if there has been a breach by the Executive during the Employment Period of the provisions of Section 2(b), relating to the time to be devoted to the affairs of the Corporation, of Section 9, relating to confidential information, or of Section 10, relating to Competition, Solicitation or Disparagement, and such breach results in demonstrably material injury to the Corporation, and with respect to any alleged breach of Section 2(b) hereof, the Executive shall have either failed to remedy such alleged breach within thirty days from his receipt of written notice from the Secretary of the Corporation after notice to the Executive and an opportunity to be heard demanding that he remedy such alleged breach, or shall have failed to take all reasonable steps to that end during such thirty-day period and thereafter.

                 Anything in this Section 4(b) or elsewhere in this Agreement to the contrary notwithstanding, the employment of the Executive shall in no event be considered to have been terminated by the Corporation for Cause if termination of his employment took place

                 (1) as the result of bad judgment or negligence on the part of the Executive, or

                 (2) because of an act or omission believed by the Executive in good faith to have been in or not opposed to the interests of the Corporation, or

                 (3) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under (A) the Bylaws

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                 of the Corporation, or (B) the laws of the State of Virginia, or (C) the directors' and officers' liability insurance of the Corporation, in each case either as in effect at the time of this Agreement or in effect at the time of such act or omission, or

                 (4) as the result of an act or omission which occurred more than twelve calendar months prior to the Executive's having been given notice of the termination of his employment for such act or omission unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board, in which case more than twelve calendar months from the date that the commission of such act or such omission was or could reasonably have been so known, or

                 (5) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of the Corporation more than twelve calendar months prior to notice having been given to the Executive of the termination of his employment.

                 (c) GOOD REASON. The Executive may terminate his employment during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events:

                      (i) During the Employment Period, failure to elect or reelect the Executive to, or removal of the Executive from, the office(s) described in Section 2(a) above and intended to be summarized in Exhibit A to this Agreement.

                      (ii) A significant change in the nature or scope of the authorities, powers, functions or duties attached to the position described in Section 2 above and intended to be summarized in Exhibit A to this Agreement, or a reduction in compensation during the Employment Period, which is not remedied within 30 days after receipt by the Corporation of written notice from the Executive.

                      (iii) A breach by the Corporation of any provision of this Agreement not embraced within the foregoing clauses (i) or (ii) of this Section 4(c) which is not remedied within 30 days after receipt by the Corporation of written notice from the Executive.

                      (iv) The liquidation, dissolution, consolidation or merger of the Corporation or transfer of all or a significant portion of its assets unless a successor or successors (by merger, consolidation or otherwise) to which all or a significant portion of its assets have been transferred shall have assumed all duties and obligations of the Corporation under this Agreement but without releasing the corporation that is the original party to this Agreement;

PROVIDED, that in any event set forth in this Section 4(c), the Executive shall have elected to terminate his employment under this Agreement, upon not less than ten and not more than ninety days' advance written notice to the Corporation, attention of the Secretary, given, except in the case of a continuing breach, within three calendar months after (A) failure to be so elected or reelected, or removal, (B) expiration of the thirty-day cure period with respect to such event, or


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(C) the closing date of such liquidation, dissolution, consolidation, merger or transfer of assets, as the case may be.

                 An election by the Executive to terminate his employment under the provisions of this Section 4(c) shall not be deemed a voluntary termination of employment by the Executive for the purpose of this Agreement or any plan or practice of the Corporation.

                 (d) NOTICE OF TERMINATION. Any termination by the Corporation for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(b) below. For purposes of this Agreement, a "Notice of Termination" means a written notice which

                      (i) indicates the specific termination provision in this Agreement relied upon,

                      (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and

                      (iii) if the Date of Termination (as defined in Section 4(e) below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen days after the giving of such notice).

                 (e) DATE OF TERMINATION. "Date of Termination" means

                      (i) if the Executive's employment is terminated by the Corporation for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,

                      (ii) if the Executive's employment is terminated by the Corporation other than for Cause or Disability, the Date of Termination shall be the date on which the Corporation notifies the Executive of such termination;

                      (iii) if the Executive's employment is terminated by the Executive without Good Reason, the Date of Termination shall be the date of the Executive's resignation, unless a later date is mutually agreed upon by the Executive and the Corporation; and

                      (iv) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                 (f) EMPLOYMENT PERIOD. The Employment Period shall end on the Date of Termination.

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5. Obligations of the Corporation Upon Termination.
   ------------------------------------------------

                 (a) TERMINATION FOR GOOD REASON OR OTHER THAN FOR CAUSE. If, during the Employment Period, the Corporation shall terminate the Executive's employment other than for Cause or the Executive shall terminate his employment for Good Reason, the Corporation shall have no further obligations to the Executive except as set forth below:

                      (i) the Corporation shall pay the Executive in a lump sum in cash within 30 days after the Date of Termination the sum of: (A) the Executive's Annual Base Salary through the Date of Termination to the extent not therefore paid, (B) any accrued vacation pay, to the extent not therefore paid (the sum of (A) and (B) shall be hereinafter referred to as the "Accrued Obligations"), (C) the Base Salary from the Date of Termination through July 16, 2000, and (D) to the extent not therefore paid, the Supplemental Payment;

                      (ii) during the period beginning on the Date of Termination and ending on the scheduled end of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Corporation shall continue medical, dental and life insurance benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(d) above if the Executive's employment had not been terminated; PROVIDED, that the Executive shall remain responsible for providing any required "employee" contributions, and the Corporation may provide medical benefits by making certain "COBRA" continuation health coverage contributions on behalf of the Executive, PROVIDED, FURTHER, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;

                      (iii) (A) all Dana Options granted to the Executive pursuant to Section 3(c) hereof shall be fully vested on the Date of Termination, (B) the Corporation shall permit the Executive to be treated as having terminated employment as a result of retirement pursuant to Section 10(b) of the Option Plan with respect to the Dana Options, and pursuant to Section 8(g) of the Echlin Option Plan with respect to the Echlin Options; and (C) the restricted stock granted to the Executive pursuant to Section 3(c) hereof shall be vested on the Date of Termination to the extent provided in the Restricted Stock Agreement.

                      (iv) to the extent not therefore paid or provided, the Corporation shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Corporation in which the Executive participated (such other amounts and benefits shall be referred to below as the "Other Benefits");

                      (v) the 1997 PUP Award shall vest in accordance with
           Section 3(c) hereof; and

                      (vi) the Corporation shall pay the Executive following the end of each bonus year ending after the Date of Termination and on or before December 31, 2000, the Annual Bonus for each such plan year (or portion thereof) pursuant to the terms of the ACP, based on the assumption that the Executive was a participant in such program through July 16, 2000.

                 (b) TERMINATION FOR CAUSE; OTHER THAN FOR GOOD REASON. (i) If the Executive's employment shall be terminated by the Corporation for Cause or by the Executive without Good Reason during the Employment Period, the Corporation shall have no further obligations to the Executive other than to provide the Accrued Obligations, the Other Benefits and, to the extent provided in Section 3(i), the Supplemental Payment to the extent not therefore paid.

                 (c) TERMINATION UPON DEATH OR DISABILITY. If the Executive's employment terminates by reason of death or Disability, the Corporation shall have no further obligations to the Executive or to his legal representative or Beneficiary except to provide the payments and benefits set forth below.

                      (i) In the event of the death of the Executive during the Employment Period, the Beneficiary of the Executive shall be entitled to the Accrued Obligations and the compensation provided for in
           Section 3(a) above for the month in which death shall have taken place, at the rate being paid at the time of death, and the Employment Period shall be deemed to have ended as of the close of business on the last day of the month in which death shall have occurred but without prejudice to any payments due in respect of the Executive's death. The Corporation shall also provide the Other Benefits and pay the Beneficiary a pro rata bonus through the Date of Termination for the plan year in which the Executive's death occurs, pursuant to the terms of the ACP, following the end of the applicable bonus year. In addition, the Corporation shall pay the Beneficiary the Supplemental Payment to the extent not therefore paid, within thirty days following the Executive's death. The 1997 PUP Award shall vest in accordance with Section 3(c) hereof.

                      (ii) In the event of the Disability of the Executive during the Employment Period, the Executive shall be entitled to the Accrued Obligations and the compensation provided for in Section 3(a) above, at the rate being paid on the Disability Effective Date, for the period of such Disability but not in excess of six months. The amount of any payments due under this Section 5(c)(ii) shall be reduced by any payments to which the Executive may be entitled for the same period because of disability under any disability or pension plan of the Corporation or of any Subsidiary or Affiliate thereof. The Corporation shall also provide the Other Benefits. In addition, the Corporation shall pay the Executive the Supplemental Payment, within thirty days following the Executive's Disability Effective Date to the extent not therefore paid. The 1997 PUP Award shall vest in accordance with Section 3(c). The Corporation shall also pay the Executive a pro rata bonus through the Date of Termination for the plan year in which the

           Executive's Disability occurs, pursuant to the terms of the ACP, following the end of the applicable bonus year.

                 (d) EXPIRATION OF SCHEDULED EMPLOYMENT PERIOD. Upon the expiration of the scheduled Employment Period, the Corporation shall have no obligations to the Executive except as provided in this Agreement and in the Side Letter between the Corporation and the Executive, dated August 31, 1999, relating to health care benefits.

                 (e) RESOLUTION OF DISPUTES. In the event that the Executive's employment shall be terminated by the Corporation during the Employment Period and such termination is alleged to be for Cause, or the Executive's right to terminate his employment under Section 4(c) above shall be questioned by the Corporation, or the Corporation shall withhold payments or provision of benefits for any other reason, the Executive shall have the right, in addition to all other rights and remedies provided by law, to seek arbitration within the Chicago, Illinois area under the rules of the American Arbitration Association by serving a notice to arbitrate upon the Corporation within ninety days after having received notice of termination of his employment or notice in any form that the termination of his employment under Section 4(b) above is subject to question or that the Corporation is withholding or proposes to withhold payments or provision of benefits.

6. Non-exclusivity of Rights.
   --------------------------

                 Except as provided in Sections 5(a)(ii), 5(b), 5(c) and 14(f), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Corporation or any of its Affiliated Companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement entered into after the date hereof with the Corporation or any of its Affiliated Companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement entered into after the date hereof with, the Corporation or any of its Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

7. Full Settlement.
   ----------------

                 The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others, except as provided in Section 10(d) hereof. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Sections 5(a) (ii) and 10(d) hereof, such amounts shall not be reduced whether or not the Executive obtains other employment.

8. Change of Control Payments.
   ---------------------------

                 (a) If, during the Employment Period, (i) a Change of Control occurs and (ii) the Executive is employed by the Corporation, a Subsidiary or an Affiliate on the Change of Control Date, and the Executive has not delivered to the Corporation a written waiver of right under this Section 8(a) within fifteen
(15) days of the occurrence of the Change of Control or within fifteen (15) days of the Corporation's written notice to the Executive of the Change of Control, the Supplemental Payment shall be paid to the Executive in a lump sum within thirty days following the Change of Control Date. The Corporation shall give the Executive prompt written notice of a Change of Control.

                 (b) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution involving the Acquisition to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 (or any successor provision) of the Internal Revenue Code of 1986, as amended, (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") from the Corporation in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                 (c) Subject to the provisions of subsection 8(c)(iii) hereof, all determinations required to be made under this subsection 8(c), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by PricewaterhouseCoopers LLP or its successor firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and the Executive within 15 business days of termination of employment under this Agreement, if applicable, or such earlier time as is requested by the Executive or the Corporation. When calculating the amount of the Gross-Up Payment, the Executive shall be deemed to pay:

                      (i) Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Gross-Up Payment is to be made, and

                      (ii) any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year.

If the Accounting Firm has performed services for the person, entity or group who cause the Change In Control, or affiliate thereof, the Executive may select an alternative accounting firm from any nationally recognized firm of certified public accountants. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to subsection 8(c)(iii) hereof, and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

                      (iii) The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive knows of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty day period following the date on which it gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                 (1) give the Corporation any information reasonably requested by the Corporation relating to such claim,

                 (2) take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

                 (3) cooperate with the Corporation in good faith in order effectively to contest such claim, and

                 (4) permit the Corporation to participate in any proceedings relating to such claim;

         provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of subsection 8(c)(iii), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (iv) If after the receipt by the Executive of an amount advanced by the Corporation pursuant to subsection 8(c)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of subsection 8(c)(iii)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon by the taxing authority after deducting any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to subsection 8(c)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid under subsection 8(c)(iii). The forgiveness of such advance shall be considered part of the Gross-Up Payment and subject to gross-up for any taxes (including interest or penalties) associated therewith.

9. Confidential Information.
   -------------------------

                 (a) The Executive agrees not to disclose, either while in the Corporation's employ or at any time thereafter, to any person not employed by the Corporation, or not engaged to render services to the Corporation, except with the prior written consent of an officer authorized to act in the matter by the Board, any confidential information obtained by him while in the employ of, or providing consulting services to, the Corporation, including, without limitation, information relating to any of the Corporation's inventions, processes, formulae, plans, devices, compilations of information, methods of distribution, customers, client relationships, marketing strategies or trade secrets; PROVIDED, HOWEVER, that this provision shall not preclude the Executive from use or disclosure of information known generally to the public, other than through violation of this Section 9, or from disclosure required by law or court order. The agreement herein made in this Section 9(a) shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law upon the Executive in respect of confidential information and trade secrets of the Corporation, and its Subsidiaries and Affiliates.

For purposes of this Section 9(a), the term "Corporation" shall include its Subsidiaries and Affiliates.

                 (b) The Executive also agrees that upon leaving the Corporation's employ, or ceasing to provide consulting services under this Agreement, he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board, and he will surrender to the Corporation, any record, list, drawing, blueprint, specification or other document or property of the Corporation, its Subsidiaries and Affiliates, together with any copy and reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Corporation, its Subsidiaries and Affiliates, or, without limitation, relating to its or their methods of distribution, client relationships, marketing strategies or any description of any formulae or secret processes, or which was obtained by him or entrusted to him during the course of his employment or consultancy with the Corporation.

10. Competition; Solicitation; Disparagement.
    -----------------------------------------

                 (a) The Executive agrees that, until August 31, 2002, he will not engage in Competition or Solicitation.

                      (i) The word "Competition" for the purposes of this Agreement shall mean becoming directly or indirectly involved, as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, agent, advisor, lender or in any other capacity, with Federal-Mogul Corporation or Standard Motor Products or any successors thereto (each, a "Competitor"); PROVIDED, that if Executive becomes so involved with an entity which subsequently becomes affiliated with Federal-Mogul Corporation or Standard Motor Products, as the case may be, such involvement shall not be Competition under this Agreement; PROVIDED, further, that the receipt of retirement benefits, with respect to past service for Cooper Industries, shall not be Competition under this Agreement. Notwithstanding anything to the contrary in this clause (i) "Competition" shall not include an investment of less than one percent (1%) of the outstanding securities of a Competitor if such equity is listed on a national securities exchange or is regularly traded in an over-the-counter market.

                      (ii) The word "Solicitation" for the purposes of this Agreement shall mean soliciting any person who is a customer of the businesses conducted by the Corporation, or any business in which the Executive has been engaged on behalf of the Corporation and its Subsidiaries or Affiliates at any time during the term of this Agreement on behalf of a business described in clause (i) of this
           Section 10(b), or inducing or attempting to persuade any employee of the Corporation or any of its Subsidiaries or Affiliates to terminate his employment relationship in order to enter into employment with a business described in clause (i) of Section 10(b).

                 (b) The Executive agrees that until August 31, 2002, he will not engage in Disparagement.

                      (i) The word "Disparagement" for the purposes of this Agreement shall mean making or publishing any statement which is, or may reasonably be considered to be, disparaging of the Corporation or any of its Subsidiaries or Affiliates, or directors, officers, employees or the operations or products of the Corporation or any of its Subsidiaries or Affiliates, except to the extent the Executive, during the Employment Period, makes the statement to employees or other representatives of the Corporation or any of its Subsidiaries or Affiliates, in furtherance of the Corporation's business and the performance of his services hereunder.

                 (c) The Executive acknowledges and agrees that the Corporation's remedy at law for any breach of the Executive's obligations under Sections 9 and 10 of this Agreement would be inadequate and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision of such Sections without the necessity of proof of actual damage. With respect to any provision of this
Section 10 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Corporation hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination.

                 (d) The Executive hereby agrees that in the event the Executive is judicially determined to have violated Section 10(a) of this Agreement, in addition to any other relief the Corporation may obtain either (1) the Supplemental Payment shall be immediately forfeited and not paid to the Executive or (2), in the event the Corporation has paid the Supplemental Payment to the Executive prior to such determination, the Executive (or his estate) shall be required immediately to return to the Corporation an amount equal to the Supplemental Payment. In addition, the Executive specifically agrees that if such forfeited or returned amount is less than the Supplemental Payment, the Deferred Compensation shall be immediately forfeited to the extent necessary to provide that an aggregate amount at least equal to the Supplemental Payment, when combined with the amount of the Supplemental Payment, if any, forfeited under this Agreement or returned by the Executive to the Corporation pursuant to this Section 10(d), shall be forfeited or returned by the Executive. For the purposes of this Section 10(d), "Deferred Compensation" shall mean, any deferred compensation amounts payable to the Executive that are not tax-qualified notwithstanding anything to the contrary in any deferred compensation agreement between the Executive and the Corporation (or Echlin).

11. Successors.
    -----------

                 Except as otherwise provided herein,

                 (a) This Agreement shall be binding upon and shall inure to the benefit of the Executive, his heirs and legal representatives, and the Corporation and its successors as provided in this Section 11.

                 (b) This Agreement shall be binding upon and inure to the benefit of the Corporation and any successor of the Corporation, including, without limitation, any corporation or corporations acquiring, directly or indirectly, 50% or more of the outstanding securities of the Corporation, or all or substantially all of the assets of the Corporation, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed embraced within the term "the Corporation" for the purposes of this Agreement), but shall not otherwise be assignable by the Corporation.

12. Certain Definitions.
    --------------------

                 The following defined terms used in this Agreement shall have the meanings indicated:

                 (a) BENEFICIARY. The term "Beneficiary" as used in this Agreement shall, in the event of the death of the Executive, mean an individual or individuals and/or an entity or entities, including, without limitation, the Executive's estate, duly designated on a form filed with the Corporation by the Executive to receive any amount that may be payable after his death or, if no such individual, individuals, entity or entities has or have been so designated, or is at the time in existence or able to receive any such amount, the Executive's estate.

                 (b) CHANGE OF CONTROL. A "Change of Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                 (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (iii) below; or

                 (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended. For purposes of the preceding sentence, any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation, shall not be counted as an approved or recommended director; or

                 (iii) there is consummated a merger or consolidation of the Corporation or any direct or indirect Subsidiary of the Corporation with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

                 (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

                 (c) CHANGE OF CONTROL DATE. The "Change of Control Date" shall mean the first date on which a Change of Control occurs.

13. Amendment or Modification; Waiver.
    ----------------------------------

                 No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board or any authorized committee of the Board and shall be agreed to in writing, signed by the Executive and by an officer of the Corporation thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

14. Miscellaneous.
    --------------

                 (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                 (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

IF TO THE EXECUTIVE:
--------------------
Mr. Larry W. McCurdy
116 Randi Drive
Madison, CT  06443

IF TO THE CORPORATION:
----------------------
Dana Corporation
4500 Dorr Street
Toledo, Ohio 43615
Attention:  Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                 (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                 (d) The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as it determines is required to be withheld pursuant to any applicable law or regulation.

                 (e) When used herein in connection with plans, programs and policies relating to the Executive, employees, compensation, benefits, perquisites, executive benefits, services and similar words and phrases, the word "Corporation" shall be deemed to include all wholly-owned Subsidiaries of the Corporation.

                 (f) This instrument contains the entire agreement of the parties concerning the subject matter, and all promises, representations, understandings, arrangements and prior agreements concerning the subject matter are merged herein and superseded hereby with respect to the Executive, including, without limitation, the Prior Agreement and the Echlin Severance Plan.

                 (g) No right, benefit or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

                 (h) The Executive shall not have any right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under this Agreement.

                 (i) All payments to be made under this Agreement shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of amounts payable under this Agreement.

                 (j) Nothing contained in this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Executive or any other person.

                 (k) To the extent that any person acquires a right to receive payments from the Corporation under this Agreement, except to the extent provided by law, such right shall be no greater than the right of an unsecured general creditor of the Corporation.

                 (l) In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his Beneficiary.

                 (m) If any event provided for in this Agreement is scheduled to take place on a legal holiday, such event shall take place on the next succeeding day that is not a legal holiday.

                 IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board have caused this Agreement to be executed as of the day and year first above written.

                                           DANA CORPORATION



                                           By:/s/ Robert C. Richter
                                           -------------------------------------
                                           Name:  Robert C. Richter
                                           Title: VP and Chief Financial Officer



Attest:


/s/  Sue Ann Griffin
------------------------
Assistant Secretary
                                           /s/  L. W. McCurdy
                                           -------------------------------------
                                                Larry W. McCurdy

                                    EXHIBIT A
                                    ---------

                      AGREEMENT MADE AS OF AUGUST 31, 1999,
                  BETWEEN DANA CORPORATION AND LARRY W. McCURDY
                  ---------------------------------------------


                  As of August 31, 1999, for purposes of Section 2(a), during the Employment Period,

                  the office(s) and title(s) of the Executive are President of the Automotive Aftermarket Group of the Corporation;

                  the reporting responsibility of the Executive is to report directly to the Chief Executive Officer of the Corporation; and

                  the duties and responsibilities of the Executive are: serves as President of the Automotive Aftermarket Group of the Corporation, in which capacity he has direct responsibility for the Corporation's strategic plan for automotive aftermarket products; serves as a member of the World Operating and Strategic Operating Committees which monitor business unit performance, implement product strategies, and take corrective action in the event of non-performance in the areas of meeting financial goals and implementation of market strategies, and insure interaction between divisions and affiliates.


                  As of July 17, 2000, for purposes of Section 2(a), during the Transition Period, unless otherwise determined in good faith by the Corporation,

                  the office(s) and title(s) of the Executive are President Emeritus of the Automotive Aftermarket Group of the Corporation or any other title that is mutually agreeable to both parties;

                  the reporting responsibility of the Executive is to report directly to the Chief Executive Officer of the Corporation; and

                  the duties and responsibilities of the Executive are: provides consulting services as requested by the Chief Executive Officer of the Corporation with respect to matters involving the Automotive Aftermarket Group of the Corporation; PROVIDED that such duties and responsibilities shall be no more burdensome to the Executive than those duties and responsibilities for which the Executive was obligated during the Employment Period.

                                    EXHIBIT B




Total amount to be paid:                    $6,228,187.00
                                            -------------




The total amount shall be paid in a lump sum no later than October 1, 2000.

All amounts to be paid hereunder shall be credited with interest as set forth in
Section 3(i) of this Agreement.